Per head grid premiums were record high

Comparing Grids and
Programs in FY 2008

By Brian Bertelsen, Director of Field Operations

During fiscal year 2008, over 95% of all cattle delivered to our Kansas plants were marketed on the Base grid. Nearly 3.5% were priced on the USPB Market grid, which was introduced three years ago.

     The Market grid compares Quality Grade directly to cattle purchased on the open market. Quality grades throughout the industry were the highest they have been during the company's history which caused the plant average for Choice or better on the Market grid to be high. As a result, the Base grid, with its fixed threshold of 50% Choice or better was more popular.

     The table summarizes cattle performance in Kansas plants on both grids. Natural program cattle are not included in the data for the Base and Market grids.

     Cattle delivered on the Base grid tend to have more English breed genetics with a greater percentage of black hided cattle. They also had nearly 12% more Choice or better carcasses and their average Yield Grade was 0.21 higher, or fatter, than those on the Market grid.

     Base grid cattle had significantly higher Quality Grade premiums per head due to their higher quality grades and the difference in the thresholds on each grid. The Yield Grade premium for cattle on the Market grid was almost $10 per head higher than the discount on the Base grid cattle. Once again, this was due to significant differences in both the cattle and the premiums and discounts on each grid.

     Overall, the cattle delivered on the Market grid averaged $17.38 per head more than if they would have been marketed on the open, cash market. This option allows our producers to market more of their cattle through USPB.

     Over 5,000 head of USPB cattle were delivered for the NatureSource Natural Angus branded beef program during fiscal year 2008. These are cattle that have never received hormones, antibiotics, ionophores or animal byproducts. Their grid has an additional $9/cwt of live weight added to the base live price. As of October 6, that reward increased to $10/cwt. The NatureSource grid also has a fixed threshold of 70% Choice or better and does not offer a reward for the CAB or BCP brands.

     NatureSource carcasses yielded lower, yet live weights and carcass weights were comparable to other USPB cattle. Their hot weight was only eight pounds lighter than all of the conventionally fed, or "non-natural", cattle. Their quality grades were extremely high. Over 12% graded USDA Prime.

     Nearly 50,000 head of USPB cattle qualified for the Naturewell

...continued on page 4

Reproduction of any part of this newsletter is expressly forbidden without written permission by U.S. Premium Beef.

U.S. Premium Beef, LLC Annual Meeting

See You in Kansas City

While fiscal year 2008 brought its own set of challenges to the U.S. beef processing sector, it also brought some real opportunities for producers who marketed their cattle through U.S. Premium Beef, LLC (USPB).

     Our producers received a record average grid premium of $26.89 on every animal they marketed on our grids in fiscal year 2008. In other words, USPB's grids have never worked better for our producers. In total, our company paid more than $19.7 million in grid premiums to producers who delivered cattle to our Kansas and California plants.

     And, producers responded by marketing more cattle through USPB since fiscal year 2003—delivering cattle against 99% of our unitholders' delivery obligations.

     One of the services we provide our unitholders is a leasing program that enables them to lease delivery rights to other producers. This is a service that benefits our unitholders who may not be able to meet their delivery obligations in a given year, and it also benefits our company because the quality of the cattle delivered against leased delivery rights tend to be higher quality which enables us to add more value, and profit, in our processing facilities. Last year producers who leased delivery rights from other unitholders through USPB to market cattle on our Kansas grids averaged premiums of $32.86 per head above the cash market price. That is $5.44 per head above the average for cattle delivered on our grids to our Kansas plants, which means the quality of those cattle was also better.

     As I mentioned earlier, fiscal year 2008 was not without challenges for our processing business. Our fourth quarter results are not finalized at this time. However, we are encouraged with the company's performance through our third quarter, especially given the lack of profitability the U.S. beef processing industry faced during the first two quarters. As you know, in March we entered into an agreement with JBS S.A. to sell National Beef Packing Co., LLC. The Department of Justice continues to review that transaction.

     In the meantime, we continue to add value to more of our product. In fiscal year 2008, we were once again the number one exporter of fresh chilled and frozen beef to Japan which was in part due to our producers' ability to deliver cattle that qualified for our $35 per head age verified premium.

     I encourage you to attend our annual meeting on December 10 to learn more about our fiscal year 2008 financial results and our agreement with JBS. I’m confident you will go home with a better understanding of the benefits of being an owner of USPB. See you in Kansas City.

Schedule

Tuesday, December 9*

6:30 p.m.             Reception in Kansa Ballroom

Meet Board of Director Candidates

Wednesday, December 10*

8:00 a.m.             Registration

Outside of Kansa Ballroom

8:30 a.m.             Morning Sessions:

–Consumer Beef Markets

National Beef staff, Kansa C Ballroom

– USPB Cattle Performance

Brian Bertelsen, Director of Field

Operations, Kansa A Ballroom

11:15 a.m.           Lunch—National Beef & JBS S.A.

Presentation

Shawnee A & B Ballroom

1:00 p.m.             USPB Business Meeting

Shawnee A & B Ballroom

*All meetings are at the Kansas City Airport Hilton.

Annual Meeting Hotel:

Kansas City Airport Hilton—8801 NW 112th St.—816-891-8900—When making reservations request USPB’s annual meeting rate of $113. Cutoff date for annual meeting rate is December 1. If you have questions, please call USPB at 866-877-2525.

Other Hotels Close to the Airport Hilton:

Embassy Suites KCI—1/2 mile south of Hilton—7640 Tiffany Springs Pkwy.—800-362- 2779

Holiday Inn Express-KCI—next to Hilton— 11130 NW Ambassador Drive— 816-891-9111

Driving Directions to Kansas City

Airport Hilton

Take Exit #12 (112th Street) off of I-29 just south of the Kansas City International Airport. The Kan-sas City Airport Hilton is located on the southeast corner of the intersection of I-29 and 112th Street in Kansas City.

U.S. Premium Beef, LLC
Annual Meeting Pre-Registration

December 10, 2008

Kansas City Airport Hilton, Kansas City, MO

Please complete and fax or mail to the USPB office by December 1, 2008.

PLEASE PRINT CLEARLY

Unitholder or Associate Name:  ________________________________________

Name of Attendee: __________________________________________________

Address: __________________________________________________________

City, State Zip: _____________________________________________________

Phone: ________________    E-Mail Address: ____________________________

Events:	Additional Registrations:

Reception	This meeting is exclusive to USPB Unit-
December 9—6:30 p.m.	holders and Associates, family members
_____Number of people attending	and employees.

Morning Sessions	Name: _______________________
December 10—8:30 a.m.
_____Number of people attending	Relationship: __________________

Lunch & National Beef Presentation	Name: _______________________
December 10—11:15 a.m.
_____Number of people attending	Relationship: __________________

USPB Business Meeting	Name: _______________________
December 10—1:00 p.m.
_____Number of people attending	Relationship: __________________

Please complete form and return to:
U.S. Premium Beef, P.O. Box 20103, Kansas City, MO 64195
(866) 877-2525 phone • (816) 713-8810 fax

Comparing Grids and Programs in FY 2008	...continued from page 1

In addition, they had the smallest outweight discount per head which could be attributed to lower placement weights for calffeds and greater sorting.

     Watch future issues of the UPDATE as we continue our summary of fiscal year 2008 carcass and grid results.w

BOD Candidates Slated

USPB's Nominating Committee has recommended, and the Board of Directors approved, three candidates for the two Odd Slot Director positions up for election during the company's annual meeting on Dec. 10 in Kansas City.

     The incumbent Board members, Carol Keiser, Belleair, FL, and Rex McCloy, Morse, TX, will seek reelection. In addition, Jeff Sternberger, Ingalls, KS, has been nominated.

     Carol Keiser is president of C-BAR Cattle Company, Inc., which feeds 5,000 head of cattle annually in feedlots in Texas, Kansas, Nebraska and Western Illinois. Rex McCloy is an owner and manager of McLeod Farms Inc. near Morse, TX, which includes a 6,500 head capacity feed yard, a 7,000 acre irrigated farm, a backgrounding operation and a 20,000 acre ranch in Harding County, NM. Jeff Sternberger is the general manager and an owner of Midwest Feeders, Inc., at Ingalls, KS. Midwest Feeders is a 45,000 head custom feed-yard which has ownership in CRI Feeders of Guymon, LLC. He also has a personal cattle feeding operation and a wheat and stocker operation in Oklahoma.w

Natural Angus program. This brand has similar specifications but applies only to the last 120 days of the finishing period. During fiscal year 2008, the reward for Naturewell was $1 ..75/cwt added to the base live price. On October 6, 2008, the reward increased to $2.75/cwt.

     Naturewell cattle had the heaviest live and carcass weights. Not surprising, they had the highest percentage of heavy weight carcasses and the largest outweight discount per head. They also had the greatest Yield Grade discount per head.

     Natural cattle appear to have some room for improvement in yield grade and outweights. Both natural programs had a high percentage of black cattle since both brands are limited to Black or Red Angus. They also had a higher percent steers because MGA, a product widely fed to suppress estrus in heifers, is not allowed for either program.

     Nearly 12% of all conventionally fed USPB cattle were age and source verified (ASV) during fiscal year 2008. Since its inception in April 2004, the ASV reward and, in turn, the number of ASV cattle has grown steadily. These cattle must be enrolled in an ASV program that is approved by USDA, be under 21 months of age at harvest and be delivered from a feedlot that is approved by a USDA ASV program.

     The ASV cattle were arguably the best quality USPB cattle. Their subtotal premium, or the premium on the grid before ASV or natural rewards, was $5.61 per head more than the cattle on the Base grid. They also had the most uniform Yield Grades with the highest percentage of Yield Grade 3 carcasses. This was likely due to more sorting as they also had the smallest average lot size of 51 head per lot.

     They had the second highest percent Choice or better next to Nature Source. The CAB and BCP certification rate of the black hidedASV cattle was 32.5% and 18.5%, respectively— much higher than the Base grid average of 25% and 15.4%.